UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2014

FTD Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35901	32-0255852
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3113 Woodcreek Drive

Downers Grove, Illinois 60515

(Address of Principal Executive Offices) (ZIP Code)

Telephone: (630) 719-7800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2014, the board of directors (the “Board”) of FTD Companies, Inc. (the “Company”) appointed Tracey Belcourt as a director, effective February 5, 2014, completing the Company’s seven member Board.  Ms. Belcourt will serve as a class I director with a term expiring at the Company’s 2014 Annual Meeting of Stockholders to be held on June 10, 2014.  Ms. Belcourt has not yet been named to any Board committees.

There are no arrangements or understandings between Ms. Belcourt and any other persons pursuant to which Ms. Belcourt was named as a director.  There are no transactions or relationships between the Company and Ms. Belcourt that are reportable under Item 404(a) of Regulation S-K.

Pursuant to the Company’s standard compensation program for non-employee directors, Ms. Belcourt will receive an annual retainer fee of $48,000 and $1,000 for each Board meeting she attends.  In addition, on February 5, 2014, the compensation committee of the Board granted Ms. Belcourt a restricted stock unit award covering 1,173 shares of the Company’s common stock, which will vest June 1, 2014.  The restricted stock unit award was granted pursuant to a Restricted Stock Unit Issuance Agreement for Non-Employee Directors (Initial Grant), the form of which was previously filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on November 13, 2013.

A copy of the press release announcing Ms. Belcourt’s appointment is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description
99.1	Press release dated February 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTD COMPANIES, INC.

Dated:	February 6, 2014	By:	/s/ Becky A. Sheehan
			Name:	Becky A. Sheehan
			Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 6, 2014.